Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 14, 2008, relating to the consolidated financial statements of eSpeed, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

New York, New York

April 16, 2008